INVESTOR DAY New York City January 30, 2012 ©2012 Oldemark LLC

JOHN BARKER CHIEF COMMUNICATIONS OFFICER

TODAY’S AGENDA The Wendy’s Company Welcome and Opening John Barker Wendy’s Recipe to Win Emil Brolick Hospitality, Image Activation, Breakfast Steve Farrar Wendy’s: It’s All About Honest Food Gerard Lewis Bringing the Wendy’s Brand to Life Emil Brolick Lunch Financial Update and Model for Growth Steve Hare Q&A Session Dave Poplar

Forward-Looking Statements and Non-GAAP Financial Measures This presentation, and certain information that management may discuss in connection with this presentation, contains certain statements that are not historical facts, including information concerning possible or assumed future results of our operations. Those statements constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (The “Reform Act”). For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Reform Act. Many important factors could affect our future results and could cause those results to differ materially from those expressed in or implied by our forward-looking statements. Such factors, all of which are difficult or impossible to predict accurately, and many of which are beyond our control, include but are not limited to those identified under the caption “Forward-Looking Statements” in our news release issued on Jan. 30, 2012 and in the “Special Note Regarding Forward-Looking Statements and Projections” and “Risk Factors” sections of our most recent Form 10-K / Form 10-Qs. In addition, this presentation and certain information management may discuss in connection with this presentation reference non- GAAP financial measures, such as adjusted earnings before interest, taxes, depreciation and amortization, or adjusted EBITDA, and Adjusted Earnings Per Share. Adjusted EBITDA and Adjusted Earnings Per Share exclude certain expenses, net of certain benefits. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are provided in the Appendix to this presentation, and are included in our news release issued on Jan. 30, 2012 and posted on www.aboutwendys.com. The Wendy’s Company

TODAY’S DISCLOSURE News release issued before market open Preliminary Q4 and 2011 results 2012 and long-term outlook The Wendy’s Company The Wendy’s Company plans to issue audited results and file Form 10-K on March 1, 2012.

Q4 2011 HIGHLIGHTS The Wendy’s Company Wendy’s North America Company-Operated Same-Store Sales +5.1% Adjusted EBITDA* $80.9 million 10.5% increase vs. Q4 2010 *See reconciliation of Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) , which is a non-GAAP financial measure, to GAAP results, below.